CERTIFICATE OF AMENDMENT
                                       OF
                              DECLARATION OF TRUST

                        Pursuant to Chapter 182 Section 2
                        of the Massachusetts General Laws

            Van Kampen Merritt Trust for Investment Grade New Jersey Municipals, a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (the "Trust"), DOES HEREBY CERTIFY:

            FIRST: That the Directors considered a proposal to change the Trust's name to delete the word "Merritt" and substitute the words "American Capital." Subsequently, the Directors unanimously adopted a resolution setting forth a proposed amendment to the Declaration of Trust, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the proper officers of each Trust be, and each of them hereby is authorized and directed, in the name and on behalf of such Trust, to take all actions to cause to be prepared and filed all other documents, to make all expenditures and to execute all instruments by them to be necessary or desirable in effectuating a name change for each Trust to delete the word "Merritt" and substitute the words "American Capital", including without limitation the preparation of an amendment to each Trust's Declaration of Trust, notification to the exchanges, the employment or retention of all such counsel, accountants and experts as may be deemed advisable by them, and the taking of such actions, the execution and filing or delivery of such documents, and the performance of such acts by them shall be conclusive evidence of their approval thereof and the approval thereof and authority therefor by and from such Trust.

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            SECOND: That the proper officers of the Trust have authorized and directed that the Declaration of Trust be amended by changing the first paragraph of Article I thereof so that as amended, said paragraph shall be and read as follows:

            Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the Van Kampen American Capital Trust for Investment Grade New Jersey Municipals.

            THIRD: That such name change shall become effective as of the close of business on Friday, December 29, 1995.

            IN WITNESS WHEREOF, Van Kampen Merritt Trust for Investment Grade New Jersey Municipals has caused this Certificate of Amendment to be executed in its name this 29 day of December, 1995.

                                        VAN KAMPEN MERRITT TRUST
                                         FOR INVESTMENT GRADE
                                         NEW JERSEY MUNICIPALS


                                        By: /s/ Dennis J. McDonnell
                                           -------------------------------------
                                        Name: Dennis J. McDonnell
                                        Title: Trustee


                                       2
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                                    FEE PAID
                                     $100.00
                                   [Illegible]

                                    CASHIERS
                               SECRETARY'S OFFICE


                           /s/ William Francis Galvin

                     ---------------------------------------
                               A TRUE COPY ATTEST


                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH

                     DATE _____________ CLERK ______________
                     ---------------------------------------

JOANA RYAN
Skadden, Arps, Slate, Meagher & Flom